Elicio Therapeutics Reports Second Quarter 2024 Financial Results and Provides Corporate Updates • AMPLIFY-7P Phase 1 preliminary disease-free (“DFS”) survival demonstrates strong correlation between T cell response and reduced risk of progression or death • AMPLIFY-7P Phase 1 data presented at ASCO demonstrated 100% of patients develop mKRAS-specific T-cell response with ~66% of responses including both CD4+ and CD8+ T cells • Long term follow up of the AMPLIFY-201 Phase 1 study will be terminated, and long term follow up of the AMPLIFY-7P Phase 1 study will be minimized to collect only overall survival to preserve resources with updated data to be shared at upcoming medical meetings • AMPLIFY-7P Phase 2 randomized clinical trial anticipated to complete 135-patient enrollment in the fourth quarter of 2024 • $43 million raised in 2024 funds Elicio into the second quarter of 2025 BOSTON, August 13, 2024 -- Elicio Therapeutics, Inc. (Nasdaq: ELTX)(“Elicio Therapeutics” or “Elicio”), a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer, today reported financial results for the second quarter ended June 30, 2024 and provided recent corporate and clinical updates. “During the second quarter, we continued to make great progress with our lead program sharing the first clinical data from the 7-peptide version of ELI-002 and are continuing to see robust enrollment in the randomized Phase 2 trial. We remain encouraged by the early clinical data from the ELI-002 Phase 1 trial, including T-cell response and biomarker reduction, and are energized by the rate of enrollment in the ongoing Phase 2 trial. Having completed enrollment and dosing of 39 patients across both Phase 1 trials, we will be winding down the Phase 1 trials after conducting a final data cut later this summer and look forward to sharing the longer-term follow up data at upcoming medical meetings,” said Robert Connelly, Chief Executive Officer of Elicio. “With the recently announced financings we are funded into the second quarter of 2025 beyond when we expect to have the interim analysis readout of the ongoing randomized Phase 2 trial of ELI-002 monotherapy in PDAC.” Christopher Haqq, M.D., Ph.D., Elicio’s Chief Medical Officer, added, “We were encouraged by and excited to share the initial clinical data from the 7-peptide ELI-002 Phase 1 trial. The data demonstrated the 7-peptide formulation is well-tolerated while generating a significantly larger T cell response compared to the 2-peptide formulation. Importantly, the ELI-002 7P immune response included CD4+ and CD8+ T cells and generated antigen-spreading as was seen in the 2-peptide data shared earlier this year. As of our May 24, 2024 data cutoff date, preliminary data showed patients receiving ELI-002 7P at the recommended Phase 2 dose (“RP2D”) of 4.9 mg AMP-peptide were yet to reach the median disease-free survival (“mDFS”). Based on the potential to target mutant KRAS using the immune response supported by initial Phase 1 data, we look forward to demonstrating the potential of ELI-002 in late phase trials as clinical development proceeds.” AMPLIFY-7P trial: A multicenter Phase 1/2 trial assessing ELI-002 7P in patients with high relapse risk mutant KRAS-driven solid tumors. The ELI-002 7P formulation is designed to provide immune response coverage against seven of the most common KRAS mutations expanding the number of patients eligible for treatment and potentially reducing the chance of bypass resistance mechanisms. • Preliminary Phase 1a trial data based on the May 24, 2024 data cutoff date was shared in June 2024. o The mDFS has not yet been reached (n=14). o The mDFS has not been reached in patients receiving the 4.9mg AMP-peptide dose (n=8) vs. 12.6 weeks for patients receiving the 1.4mg AMP-peptide dose (n=6). o Patients achieving a reduction in their tumor biomarker levels had no progression events vs. mDFS of 11.0 weeks for patients whose tumor biomarker did not respond to ELI-002 7P. o Patients with an above median T cell response to ELI-002 have had no progression events. • As of the December 18, 2023 data cutoff date, polyfunctional mKRAS-specific T cells were observed in 100% (n = 11/11) of evaluable patients. o Both CD8+ and CD4+ responses were induced in 66.7% (4/6) of evaluable patients, at the RP2D 4.9 mg dose level, with higher median fold-change from baseline. o Biomarker reductions were observed in 2/5 (40%) at the 1.4 mg AMP-Peptides 7P dose level and in 5/7 (71%) at the RP2D 4.9 mg dose level in patients with reductions/clearance observed for all the common G12 (G12D, G12V, G12R) and G13 (D) KRAS mutations enrolled in the study to date. o Minimum residual disease clearance was observed in one (1) G12V pancreatic (“PDAC”) patient at 4.9 mg. o Antigen-spreading was observed with increased T cell responses targeting non- immunizing, personalized tumor neoantigens were observed in 7/10 (70%) evaluable patients, 6/6 (100%) evaluable patients treated at the 4.9 mg RP2D dose level. o No dose-limiting toxicities, no treatment-related serious adverse events and no cytokine release syndrome were observed. • Randomized Phase 2 trial enrollment expected to complete in the fourth quarter of 2024. Upcoming Anticipated Milestones • AMPLIFY-201: Provide updated immunogenicity and relapse free survival data in the fourth quarter of 2024. • AMPLIFY-7P: Provide updated preliminary DFS data from ELI-002 7P monotherapy Phase 1a arm in the first quarter of 2025. • AMPLIFY-7P: Complete enrollment in the randomized Phase 2 trial in the fourth quarter of 2024 with interim analysis expected in the first quarter of 2025. Second Quarter 2024 Financial Results R&D expense for the second quarter of 2024 was $8.2 million, compared to $4.9 million for the second quarter of 2023. The increase in R&D expense was primarily due to increased clinical trial expenses associated with the ongoing AMPLIFY-7P Phase 1a and Phase 2 trials.

G&A expense for the second quarter of 2024 was $2.7 million, compared to $2.8 million for the second quarter of 2023. Net loss for the second quarter of 2024 was $7.2 million, compared to $7.6 million for the second quarter of 2023. Net loss for the second quarter of 2024 includes $3.6 million of non- cash other income resulting from the change in fair value of the warrant liability. Net loss per share for the second quarter of 2024 was $0.64 compared to $2.61 for the second quarter of 2023. Cash and cash equivalents as of June 30, 2024, were $3.4 million, compared to $12.9 million as of December 31, 2023. Cash and cash equivalents as of June 30, 2024 does not include $9.9 million of net proceeds from the public offering that was received on July 1, 2024 and the $19.7 million of net proceeds from the convertible note financing that was received on August 12, 2024. ELICIO THERAPEUTICS, INC. Condensed Consolidated Statements of Operations and Comprehensive Loss (in thousands, except share and per share amounts) (unaudited) Three Months Ended June 30, 2024 2023 Operating expenses: Research and development $ 8,180 $ 4,944 General and administrative 2,744 2,833 Total operating expenses 10,924 7,777 Loss from operations (10,924) (7,777) Total other income 3,695 218 Net Loss (7,229) (7,559) Other comprehensive income (loss): Foreign currency translation adjustment 32 (2) Comprehensive loss $ (7,197) $ (7,561) Net loss per common share, basic and diluted $ (0.64) $ (2.61) Weighted average common shares outstanding, basic and diluted 11,284,853 2,893,244

ELICIO THERAPEUTICS, INC. Condensed Consolidated Balance Sheets (in thousands) (unaudited) June 30, 2024 December 31, 2023 Assets June 30, 2023 December 31, 2022 Cash and cash equivalents $ 21,682 $ 6,156 Other current assets 4,543 4,561 Total current assets 26,225 10,717 Other assets 11,394 11,947 Total assets $ 37,619 $ 22,664 Liabilities and stockholders’ equity Current liabilities $ 7,595 $ 6,868 Long-term liabilities 6,465 6,871 Total liabilities 14,060 13,749 Total stockholders’ equity (deficit) 23,559 (102,145) Total liabilities and stockholders' equity $ 37,619 $ 22,664 Cash and cash equivalents $ 3,425 $ 12,894 Other current assets 3,264 3,454 Total current assets 6,689 16,348 Other assets 9,061 10,798 Total assets $ 15,750 $ 27,146 Liabilities and stockholders’ (deficit) equity Current liabilities $ 7,585 $ 9,755 Long-term liabilities 9,817 6,018 Total liabilities 17,402 15,773 Total stockholders’ (deficit) equity (1,652) 11,373 Total liabilities and stockholders' (deficit) equity $ 15,750 $ 27,146 About Elicio Therapeutics Elicio Therapeutics, Inc. (Nasdaq: ELTX) is a clinical-stage biotechnology company advancing a pipeline of novel lymph node-targeted immunotherapies for the treatment of some of the most aggressive cancers. By combining expertise in immunology and immunotherapy, Elicio is harnessing the natural power of the immune system with the AMP technology, which allows for therapeutic payloads to be delivered directly to the lymph nodes, with the goal of enhancing the immune system’s cancer-fighting capabilities. By targeting cancer immunotherapies to the core of the immune response, AMP aims to optimize the lymph nodes’ natural ability to educate, activate and amplify cancer-specific T cells, which are essential for recognizing and eliminating tumor cells. Engineered to synchronize immunity in these highly potent sites, AMP is built to enhance the magnitude, potency, quality and durability of the immune response to drive antitumor activity. Elicio’s R&D pipeline includes off-the-shelf therapeutic cancer vaccines ELI-002, (targeting mKRAS-driven cancers) as well as ELI-007 and ELI-008 (targeting BRAF-driven cancers and p53 hotspot mutations, respectively). For more information, please visit www.elicio.com. About the Amphiphile Platform Our proprietary Amphiphile (“AMP”) platform delivers investigational immunotherapeutics directly to the “brain center” of the immune system – the lymph nodes. We believe this site-specific delivery of disease-specific antigens, adjuvants and other immunomodulators may efficiently educate, activate and amplify critical immune cells, potentially resulting in induction and persistence of potent adaptive immunity required to treat many diseases. In preclinical models, we have observed lymph node-specific engagement driving therapeutic immune responses of increased magnitude, function and durability. We believe our AMP lymph node-targeted approach will produce superior clinical benefits compared to immunotherapies that do not engage the lymph nodes based upon preclinical studies. Our AMP platform, originally developed at the Massachusetts Institute of Technology has broad potential in the cancer space to advance a number of development initiatives through internal activities, in-licensing arrangements or development collaborations and partnerships. The AMP platform has been shown to deliver immunotherapeutics directly to the lymph nodes by latching on to the protein albumin, found in the bloodstream, as it travels to lymphatic tissue. In preclinical models, we have observed lymph node-specific engagement driving immune responses of increased magnitude, function and durability. Cautionary Note on Forward-Looking Statements Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding the sufficiency of Elicio’s existing cash and cash equivalents to fund operating expenses and capital expenditure requirements into the second quarter of 2025, Elicio’s planned clinical programs, including planned clinical trials, the potential of Elicio’s product candidates, the expected participation and presentation at upcoming conferences and medical meetings, and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Elicio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward- looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, Elicio’s financial condition, including its anticipated cash runway and ability to obtain the funding necessary to advance the development of ELI-002 and any other future product candidates, and Elicio’s ability to continue as a going concern; Elicio’s plans to develop and commercialize its product candidates, including ELI-002; the timing of initiation of Elicio’s planned clinical trials, including Elicio’s expected completion of enrollment for the AMPLIFY-7P Phase 2 randomized clinical trial in the fourth quarter of 2024; the timing of the availability of data from Elicio’s clinical trials, including updated immunogenicity and relapse free survival data from the AMPLIFY-201 trial in the fourth quarter of 2024, updated data from the Phase 1a arm of the AMPLIFY-7P trial expected in the first quarter of 2025, and interim analysis from the Phase 2 AMPLIFY-7P trial in the first quarter of 2025; the timing of any planned investigational new drug application or new drug application; Elicio’s plans to research, develop and commercialize its current and future product candidates; Elicio’s ability to successfully collaborate with existing collaborators or enter into new collaborations, and to fulfill its obligations under any such collaboration agreements; the clinical utility, potential benefits and market acceptance of Elicio’s product candidates; Elicio’s commercialization, marketing and manufacturing capabilities and strategy; Elicio’s ability to identify additional products or product candidates with significant commercial potential; Elicio’s ability to advance ELI-002 outside of PDAC monotherapy and Elicio’s pipeline programs; developments and projections relating to Elicio’s competitors and our industry; the impact of government laws and regulations; Elicio’s ability to protect its intellectual property position; and Elicio’s estimates regarding future revenue, expenses, capital requirements and need for additional financing. New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks are more fully discussed in the Annual Report on Form 10-K filed with the SEC on March 29, 2024, as amended on April 29, 2024, under the heading “Risk Factors”, and any subsequent reports and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Elicio as of the date of this release. Elicio does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release, except to the extent required by law. Investor Relations Contact Brian Piekos Elicio Therapeutics IR@elicio.com 857-209-0153